SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


             Date of Report (Date of earliest event reported) March 13, 1996

                          Paine Webber Growth Properties Two LP
                 (Exact name of registrant as specified in its charter)

     Delaware                       0-12085                      04-2798594
(State or other jurisdiction)    (Commission                   (IRS Employer
        of incorporation          File Number)              Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                        FORM 8-K
                                     CURRENT REPORT

                          PAINE WEBBER GROWTH PROPERTIES TWO LP

ITEM 2 - Disposition of Assets

   Walker House Apartments,   Montgomery Village, MD

   Disposition Date - March 13,  1996

     On March 13, 1996, the Partnership's joint venture investee which owned the Walker House Apartments sold the operating investment property for $10,650,000. The existing mortgage loan balance of $5,010,817 was paid off in conjunction with the sale, and the venture paid closing costs of approximately $235,000, The net proceeds from this sale totalled approximately $5.4 million, of which the co-venture partner was entitled to $220,000 under the terms of the joint venture agreement. Paine Webber Growth Properties Two LP received net sale proceeds of approximately $5.2 million.

     The current operations of the Walker House apartment complex reflect the generally improving conditions in the real estate markets for multi-family residential properties across the country. Over the past year, average monthly rental rates at Walker House have increased by approximately 2.5% to a level of $753 per apartment unit. Management believed with the property performing favorably it was an appropriate time to market the property for sale. The Partnership started formally marketing the Walker House Apartments for sale in September 1995. After receiving significant interest from a number of parties, the joint venture successfully consummated the transaction described above. The Partnership's share of the net proceeds is expected to be distributed to the Limited Partners as a Special Distrisbution paid concurrently with the regular quarterly distributon on May 15, 1996.


ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      (1)Purchase Agreement between Montgomery Village Associates (as Seller) and Washington Real Estate Investment Trust (as Purchaser)
         Dated: January 19, 1996

      (2)Ratification of Purchase Agreement between Montgomery Village HWH Associates ("Seller"), as seller, and Washington Real Estate Investment Trust ("WREIT"), as purchaser, as assigned by WREIT to WRIT Limited Partnership, Seller, whose general partners are Paine Webber Growth Properties Two LP (PWGPTLP"), and Montgomery Village Limited Partnership ("MVLP")

      (3)Bill of Sale by Montgomery Village Associates HWH Associates, a Maryland general partnership ("Seller"), and WRIT Limited Partnership, a Delaware limited partnership ("Purchaser")

      (4)   Seller's Settlement Statement

                                    FORM 8-K

                                 CURRENT REPORT

                          PAINE WEBBER GROWTH PROPERTIES TWO LP




                                   SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          PAINE WEBBER GROWTH PROPERTIES TWO LP
                                      (Registrant)





                              By: /S/ Walter V. Arnold
                                 Walter V. Arnold
                                 Senior Vice President and
                                 Chief Financial Officer







Date:  March 28, 1996

                              PURCHASE AGREEMENT

                                    between

                       Montgomery Village HWH Associates
                                  (as Seller)

                                      and

                    Washington Real Estate Investment Trust
                                (as Purchaser)

                            Dated: January 19, 1996

                                   PURCHASE AGREEMENT

      THIS AGREEMENT is made and entered into this 19th day of January, 1996, by and between (i) WASHINGTON REAL ESTATE INVESTMENT TRUST ("Purchaser"), a District of Columbia business trust, and (ii) MONTGOMERY VILLAGE HWH ASSOCIATES ("Seller"), a Maryland limited partnership.

                                   RECITALS

     A.   Seller owns a certain  parcel of land  containing  approximately  6.22
          acres,  and  the  improvements   thereon,   located  in  Gaithersburg,
          Montgomery County, Maryland and known as the Walker House Apartments.

     B. Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, all land, improvements, furniture, furnishings, fixtures, equipment and other tangible and intangible assets and properties owned by Seller, located at the property and used by it in connection with the management, operation, promotion, maintenance and repair of such land and improvements.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  Definitions

 . For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (I) the terms defined in this Section include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (iii) references herein to "Articles," "Sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or
Schedule is attached is a reference to an Exhibit or Schedule to this Agreement;
(v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (vi) the word "including" means "including, but not limited to."

     For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

      "Additional Income" shall mean all amounts and charges payable by Tenants to Seller, as landlord, under their Leases, other than Apartment Rent and Security Deposits, and any income derived by Seller from the ownership and operation of the Property from any source other than Apartment Rents, including but not limited to separate charges for use of the Buildings' amenities (such as the swimming pool).

      "Affiliate" shall mean, with respect to any Person, a party controlling, controlled by or under common control with such Person, and if such Person is a partnership or limited partnership, a partner of such Person, or if such Person is a corporation, a shareholder of such Person.

      "Agreement" shall mean this Agreement in its present form or as it may be amended from time to time.

      "Apartment Rent" shall mean all rent payable by Tenants under their Leases.

      "Assignable Contracts" shall mean all Contracts listed on the Contract Schedule other than the Contracts designated by Purchaser for cancellation pursuant to Section 8.8.

     "Bankruptcy Law" shall mean Title 11, U.S. Code, and any similar state law for the relief of debtors.

     "Billof Sale" shall mean a bill of sale, substantially in the form attached as Exhibit E, signed by Seller and Purchaser, sufficient to transfer to Purchaser good and indefeasible title to all Personal Property, free and clear of all liens, encumbrances and security interests other than the Permitted Exceptions.

  "Buildings"   shall  mean  the   apartment   buildings  and  other
improvements situated on or appurtenant to the Land.

     "Business Days" shall mean any day of the week other than Saturday, Sunday or a day on which banking institutions in either New York, New York, or Washington, D. C., are obligated or authorized by law to close.

      "Closing" shall have the meaning set forth in Section 13.1.

      "Closing Date" shall mean the date which is fifteen (15) days after the end of the Feasibility Period, or if such date is not a Business Day, the next Business Day after such fifteenth (15th) day), or such earlier date as Seller and Purchaser may mutually agree upon, as such date may be extended under the provisions of this Agreement.

      "Contracts" shall mean all contracts and agreements, oral or written, providing for the management, operation, supply, maintenance, repair, advertising or promotion of the Real Property to which Seller is a party that relate to the Real Property, including service agreements, maintenance contracts, cleaning contracts, contracts for the purchase or delivery of labor, services, materials or supplies and equipment rental agreements or leases, and landscaping and lawn maintenance agreements.

      "Contract Schedule" shall mean the information concerning Contracts contained in Schedule 1, as described in Section 6.3(b).

      "Custodian" shall mean a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Deed" shall mean a special warranty deed substantially in the form attached as Exhibit D, signed by Seller in proper form for recording, sufficient to convey to Purchaser good and marketable fee simple title to the Real
Property,  free  and  clear  of  all  liens,  encumbrances,  Leases,  covenants,
conditions  and  other  matters   affecting   title  other  than  the  Permitted
Exceptions.

      "Delinquent Rent" shall mean Rent which is due and payable by a Tenant on or before the Closing Date but has not been paid by the Closing Date.

      "Deposit" shall mean the cash payments made by Purchaser to the Escrow Agent pursuant to Section 4.1 and the interest earned thereon.

      "Easement   Agreements"  shall  mean  any  and  all  easement  agreements, reciprocal easement agreements, declarations of covenants, conditions, restrictions and easements, party wall agreements, "tie-back" agreements, common area agreements, shared maintenance agreements, common use agreements or similar agreements or understandings which burden or benefit the Real Property and under which Seller has any obligations, and all supplements, amendments, modifications and memoranda thereof, relating to the development, use, operation, management, maintenance or occupancy of the Real Property.

      "Easement Agreements Schedule" means the information concerning Easement Agreements contained in Schedule 7, as described in Section 6.3(c).

      "Employee Schedule" shall mean the information concerning employees who are engaged in the operation and maintenance of the Real Property, contained in
Schedule 2.

      "Environmental Law" shall mean any federal, state or local law, ordinance, rule, regulation, requirement, guideline, code, resolution, order or decree (including consent decrees and administrative orders) in effect on the date of this Agreement which regulates the use, generation, handling, storage, treatment, transportation, decontamination, clean-up, removal, encapsulation, enclosure, abatement or disposal of any Hazardous Material, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Sections 2601, et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., the Hazardous Materials Transportation Act, 49 U.S.C, Section 1802, their state analogues, and any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material.

      "Escrow Agent" shall mean Chicago Title Insurance Company.

      "Feasibility Period" shall mean the period beginning with the date this Agreement is executed and delivered by both Seller and Purchaser, and expiring on the forty-fifth (45th) day thereafter.

      "General Assignment" shall mean an Assignment of Licenses, Intangibles and Warranties in the form attached as Exhibit H.

      "Governmental Authorities" shall mean any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having or acquiring jurisdiction over the Real Property or the management, operation, use or improvement thereof.

      "Hazardous Material" shall mean any flammable, explosive, radioactive or reactive materials, any asbestos (whether friable or non-friable), any pollutants, contaminants or other hazardous, dangerous or toxic chemicals, materials or substances, any petroleum products or substances or compounds containing petroleum products, including gasoline, diesel fuel and oil, any polychlorinated biphenyls or substances or compounds containing polychlorinated biphenyls, and any other material or substance defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic materials," "contamination," and/or "pollution" within the meaning of any Environmental Law.

      "Intangibles" shall mean the trade name Walker House Apartments, as used in connection with the ownership, operation and promotion of the Real Property, all logos used in connection with the advertising and promotion of the Real Property and all local telephone numbers and listings for the Property, to the extent such items are assignable without cost to Seller.

      "Land" shall mean the parcels of land more particularly described in Exhibit A.

      "Lease and Contract Assignment" shall mean an Assignment and Assumption of Certain Leases, Tenancies and Written Contracts in the form attached as Exhibit G, providing for the assignment of all Leases and Assignable Contracts.

      "Lease Schedule" shall mean the information concerning Tenants contained in Schedule 4, as described in Section 6.3(a).

      "Leases" shall mean all leases, licenses or other agreements with Tenants including all amendments, extensions, modifications and supplements thereto, pursuant to which any Tenant uses or occupies any part of the Real Property.

      "Leasing Guidelines" shall mean the minimum rent figures for categories of apartment units in the Buildings as set forth in Exhibit I.

      "Legal Requirements" shall mean all laws, ordinances, rules, regulations, orders and requirements of all Governmental Authorities relating to, or regulating, the ownership, use, operation, management, maintenance and repair of the Real Property, including zoning laws, building, fire, safety and health laws and Environmental Laws, and any obligations imposed on the owner of the Real Property in connection with any site plan approval of the Real Property or any part thereof, or zoning proffers relating to the Real Property or any part thereof.

     "License Schedule" shall mean the list of Licenses contained in Schedule 5.

      "Licenses" shall mean all licenses, authorizations, approvals and permits issued by Governmental Authorities relating to Seller's (and not any Tenant's) use, operation, ownership or maintenance of the Real Property.

      "Litigation Schedule" shall mean the information concerning pending and threatened litigation contained in Schedule 6, as described in Section 6.2(m).

      "Mortgage" shall mean a mortgage, deed of trust or other type of security instrument of the type commonly given to secure loans or advances on, or the unpaid purchase price of, real property in the jurisdiction in which such real property is located.

      "Operating Expenses" shall mean all costs, expenses, charges and fees relating to the ownership, management, operation, maintenance and repair of the Real Property, including electricity, gas, water and sewer charges, telephone and other public utilities, common area maintenance charges, insurance premiums, vault charges, personal property taxes, excise taxes on Rent, business occupational taxes, periodic charges payable under Assignable Contracts, periodic fees payable under transferable Licenses for the operation (as opposed to the construction) of the Real Property, periodic charges under Easement Agreements, salaries, wages, vacation and sick pay, pension, welfare and other fringe benefits, employee-related taxes and other labor costs, but not including any costs, expenses, charges or fees which are the direct responsibility of a Tenant.

      "Permitted Exceptions" shall mean (i) the lien of current real estate taxes not yet due and payable, (ii) the Leases described in the Lease Schedule and any permitted additions, renewals and replacements thereof, recorded or unrecorded, and (iii) the additional exceptions contained in the commitment for title insurance obtained by Purchaser pursuant to Section 9.1 (but not including the survey exception; the exceptions for unfiled mechanics liens, rights of parties in possession or Mortgages, if any, encumbering the Real Property; or liens, encumbrances, adverse claims or other matters, if any, created after the date of the title commitment but prior to the date title to the Real Property vests in Purchaser).

      "Person"   shall  mean  an   individual,   estate,   trust,   partnership,
corporation, Governmental Authority or other legal entity.

      "Personal Property" shall mean all furniture, furnishings, fixtures, equipment, vehicles, tools, and other tangible personal property of every kind and description owned by Seller located on, and used or useful in connection with the management, leasing, operation, maintenance and repair of the Real Property, including Seller's inventory of spare and replacement parts, Seller's inventory of consumable supplies and the other tangible personal property described in Exhibit B.

     "Property" shall mean the Real Property, the Personal Property, the Leases, the Assignable Contracts, the Licenses, the Intangibles and the Warranties.


      "Property Documents" shall have the meaning set forth in Section 5.2.

      "Purchase Price" shall mean the purchase price of the Property specified in Section 3.1.

      "Real Property" shall mean the Land and the Buildings known as Walker House Apartments, located in Gaithersburg, Montgomery County, Maryland, and the other rights described in subsections (c), (d) and (e) of Section 2.1.

      "Sales Agent" shall mean Cassidy & Pinkard, Inc.

      "Rent" shall mean, collectively, Apartment Rent and Additional Income.

      "Security Deposits" shall mean all refundable security deposits, access card or key deposits, cleaning fees, pet deposits and other deposits (including any interest accrued thereon in accordance with the terms of the Tenant's Leases) relating to space within the Real Property paid by Tenants to Seller, its managing agent or any other Person.

      "Seller's knowledge" or words of like import shall mean the actual knowledge of Stephen D. Brady, and Karen Kopas, who is the resident manager at the Property and an employee of the property manager of the Property, without any investigation or other due diligence.

      "Tax Schedule" shall mean the information concerning real estate taxes and assessed valuation of the Real Property contained in Schedule 8, as described in
Section 6.2(c).

      "Tenants" shall mean all Persons leasing or occupying space within or appurtenant to the Real Property pursuant to written or oral agreements with Seller or a prior owner of the Real Property.

      "Tenant Work Orders" shall mean all written requests received by Seller from any Tenant concerning the repair or maintenance of space occupied or leased by such Tenant.

      "Utility Deposits" shall mean all deposits made by Seller with the Persons providing water, sewer, gas, electricity, telephone and other public utilities to the Real Property.

      "Utility  Schedule"  shall  mean  the  information   concerning  utilities
servicing the Real Property contained in Schedule 10, as described in Section 6.2(t).

      "Warranties" shall mean all assignable warranties or guaranties presently in effect from contractors, suppliers or manufacturers of personal property installed in or used in connection with the Real Property or any work performed or improvements included as a part of the Real Property.

      "Warranties Schedule" shall mean the information concerning the Warranties contained in Schedule 9.

                                  ARTICLE II

                       Purchase and Sale of the Property

 . On the Closing Date, and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller:

              (a)    the Land;

              (b)    the Buildings;

              (c) all right, title and interest of Seller, if any, in any land lying in the bed of any street, road, avenue or alley, open or closed, adjacent to or abutting the Land, to the center line thereof;

              (d) all Easement Agreements and other easements, covenants and other rights appurtenant to, and all the estate and rights of Seller in and to, the Land and the Buildings, including riparian rights appurtenant to the Land and Buildings;

              (e) all right, title and interest of Seller in and to the proceeds of, or any award made for, a taking of all or any part of the Real Property by any Governmental Authority pursuant to the exercise of its power of eminent domain after the end of the Feasibility Period;

              (f)    the Personal Property; and

              (g) all right, title and interest of Seller in and to the Leases, the Assignable Contracts, transferable Licenses, assignable Intangibles and Warranties.

Seller shall sell and convey and Purchaser shall purchase and accept fee simple title to the Real Property and good title to the Personal Property and other rights to be transferred to Purchaser as set forth above, free and clear of all liens, encumbrances, easements, covenants, conditions, Leases and other matters affecting title, except for the Permitted Exceptions.

 . Except as expressly provided in this Agreement or in any document to be executed and delivered on the Closing Date, Purchaser is not assuming any of the debts, liabilities, taxes or obligations of, or claims against, Seller of any kind or character, whether direct or contingent and whether known or unknown. The only transactions contemplated by this Agreement are the sale and purchase of the Property. Seller is not selling a business. Except as expressly provided in this Agreement or in any document to be executed and delivered on the Closing Date, the parties intend that Purchaser shall not be deemed to be a successor of Seller with respect to any of Seller's liabilities or obligations to Tenants or other third parties arising before the Closing Date. The provisions of this Section shall not increase or diminish Seller's and Purchaser's respective indemnification obligations under Article XVI.

                                  ARTICLE III

                      Purchase Price and Terms of Payment

 . The purchase price to be paid by Purchaser to Seller for the Property shall be $10,650,000.00, subject to the adjustments and prorations set forth in Article XIV.

 . On the Closing Date, and subject to the terms and conditions of this Agreement, Purchaser shall pay the Purchase Price to, or for the account of, Seller in the manner provided in Section 13.1.

                                  ARTICLE IV

                                    Deposit


 . Within three Business Days after Seller delivers a fully-signed counterpart of this Agreement to Purchaser, Purchaser shall deliver to the Escrow Agent a deposit in the amount of $150,000.00, to be held by the Escrow Agent as a good faith deposit under this Agreement (the "Initial Deposit"). Unless this Agreement is terminated pursuant to Section 5.6, on or before the last day of the Feasibility Period, Purchaser shall deliver to the Escrow Agent an additional deposit in the amount of $150,000.00 to be held by the Escrow Agent as an additional good faith deposit under this Agreement (the "Additional Deposit").

 . The payment of the Deposit shall be in the form of a good check payable to the order of, or a wire transfer of federal funds to, the Escrow Agent. The Escrow Agent shall, promptly after receipt, deposit Purchaser's check for collection, and thereafter invest the proceeds of collection in any of the following types of investments designated by Purchaser: (i) prime commercial paper, banker's acceptances or certificates of deposit in a commercial bank approved by Purchaser, in each case having a maturity of not more than 30 days (or, if earlier, five (5) days prior to the Closing Date), or (ii) obligations of the United States Government having a maturity of not more than 60 days (or, if earlier, five (5) days prior to the Closing Date), or (iii) one or more mutual funds which invest their assets primarily in investments of the type described in clauses (i) and (ii), or (iv) one or more interest-bearing accounts in a commercial bank approved by Purchaser.

If this Agreement is terminated pursuant to Section 15.1 and thereafter either Seller or Purchaser makes a written demand on the Escrow Agent for the return of the Deposit (if the demand is made by Purchaser) or for the payment of the Deposit (if the demand is made by Seller), the Escrow Agent shall give written notice of such demand to the other party. If the Escrow Agent does not receive a written objection from the other party to the proposed payment or return of the Deposit within 10 days after the giving of such notice, the Escrow Agent shall pay the Deposit to the party making the demand. If the Escrow Agent receives a written objection from the other party within the 10-day period, the Escrow Agent shall continue to hold the Deposit until otherwise directed by written instructions from Seller and Purchaser or until otherwise directed by the final action of a court of competent jurisdiction. During the Feasibility Period, the provisions of Section 5.6, and not the provisions of this Section, shall control the disposition of the Deposit.

 . In the event of a dispute concerning the disposition of the Deposit, the Escrow Agent shall have the right at any time to deposit any cash funds held by it under this Agreement with the clerk of the court having jurisdiction. The Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

 . The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience; that the Escrow Agent shall not be deemed to be the agent of either of the parties; and that the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims, and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of the Escrow Agent.

 . The Escrow Agent shall acknowledge its agreement to the provisions of this Section, Article XIII and Article XV by executing this Agreement in the space provided below.

                                   ARTICLE V

                       Inspection and Feasibility Period

 . Purchaser acknowledges and agrees that Seller has delivered to Purchaser (or, in the case of the items described in Section 5.2(h), made available at the Property or at the offices of the Property manager) copies of all Property Documents, to the extent such Property Documents are available, i.e., in Seller's or the Property manager's possession or obtainable by Seller with reasonable efforts.

 . The Property Documents consist of the following items, to the extent the same are in the possession or control of Seller or Seller's Property manager:

              (a)    The latest survey of the Land.

              (b)    All site plans for the Real Property.

              (c) All architectural, mechanical, electrical and structural plans, specifications and drawings relating to the improvements on the Real Property.

              (d) All Licenses and all certificates of occupancy issued for the Buildings.

              (e) Certificates of insurance for all casualty, liability and other insurance policies presently in effect with respect to the Property.

              (f) Audited statements of income and expenses of the Real Property for calendar years 1990 through 1994, monthly operating statements for the Real Property for the months of January through November (and if available on the date hereof, December), 1995.

              (g) All assessments and bills for real estate and any other taxes affecting the Property, and for special assessments affecting the Real Property, for the preceding three (3) full tax years, together with a summary of any contested tax assessments affecting the Real Property during such three (3)-year period and copies of any income and expense statements filed with Montgomery County, Maryland for such three (3)-year period.

              (h) All Leases, including all amendments and modifications thereto, all assignments thereof and subleases, if any, and any other agreements between Seller, or an Affiliate of Seller, and a Tenant, or an Affiliate of a Tenant, and a rent roll for the Real Property, listing all Leases in effect (with the name of each Tenant), and for each Tenant, the Rent currently being paid, security deposit (and interest accrued on such security deposit, if any), any prepaid or Delinquent Rent (including an aging of any such Delinquent Rent), apartment number, type of unit, size of unit, any assigned parking spaces and parking allowances, and renewal options granted, if any.

              (i)    All Contracts.

              (j) The most recent owner's title insurance policy issued in connection with the Real Property and all amendments, endorsements and exhibits thereto.

              (k) A list of all pending and, to the best of Seller's knowledge, threatened claims or lawsuits and a list of all outstanding judgments relating to the Property, including suits for non-payment of rent or for the purpose of Tenant eviction.

              (l)   All   engineering,   architectural,   physical   inspection,
maintenance, geological and environmental reports related to the Real Property, including those relating to the presence (or absence) of Hazardous Materials.

              (m) All business and professional license/tax returns filed by Seller for the last two (2) fiscal years and copies of any correspondence from Governmental Authorities related to such returns, and a summary of any contested tax assessments.

             (n) All warranties and guarantees related to the Property which are presently in effect.

              (o) Such other documents or data as Purchaser may reasonably request, to be delivered at a later date as mutually agreed.

In the event that, during the Feasibility Period, Seller discovers items falling within the categories described above in this Section 5.2, Seller shall deliver such items promptly to Purchaser, but the failure to deliver such newly-discovered items prior to the date this Agreement is signed shall not be a breach by Seller of its obligations hereunder.

 . Seller agrees that Purchaser shall have the right, at its own risk, cost and expense, to enter upon the Real Property at any time or times prior to the Closing Date, during normal business hours and after reasonable advance notice, for purposes of inspecting apartments (in the company of the resident manager of the Property) and conducting such surveys and environmental and engineering tests, including inspections, investigations and studies, as Purchaser deems necessary or desirable to evaluate the Property. In addition, Purchaser shall have the right to interview Tenants in the course of Purchaser's inspection of apartments and to conduct separate interviews of Tenants not in the course of
apartment  inspections,   provided  not  more  than  fifteen  (15)  Tenants  are
separately interviewed and all such interviews are conducted in the company of the resident manager of the Property. Purchaser may conduct such architectural, engineering, environmental, economic and other studies of the Real Property as
Purchaser  may  deem   desirable.   Purchaser  shall  provide  Seller  at  least
forty-eight (48) hours' notice in advance of its entry upon the Real Property for purposes other than outside visual inspections. No advance notice shall be required for outside visual inspections. Purchaser's access to the Real Property shall be subject to the rights of Tenants under their Leases, Purchaser shall not unreasonably disturb Seller or any of the Tenants in conducting its inspections, tests and studies, or in conducting interviews of Tenants. Purchaser shall not make any physical changes to the Real Property and shall indemnify and hold harmless Seller from and against (i) all physical damage to the Real Property caused by its tests and investigations and (ii) all loss, liability or damage suffered or incurred by Seller or any of its agents or employees arising out of or resulting from injury or death to individuals or damage to property sustained on the Real Property and caused by the tests and investigations conducted by, or at the direction of, Purchaser. Purchaser's obligations to indemnify Seller pursuant to this Section shall survive the termination of this Agreement.

 . Between the date of this Agreement and the Closing Date, Purchaser shall have the right to inspect all books, records, studies, reports and other documents in the possession or control of Seller and its agents which pertain to the construction, ownership, use, operation, occupancy, maintenance, operation or leasing of the Property ("Seller's Books and Records"). Seller shall allow such inspections to be conducted during normal business hours upon reasonable notice to Seller and shall make Seller's Books and Records available to Purchaser at the Real Property or at the offices of Seller or the Property manager. Seller agrees that it will permit Purchaser to inspect the Books and Records in their current state and will not "purge" the Books and Records prior to their review by Purchaser.

      Section 5.5     Intentionally Omitted.

 . This Agreement shall automatically terminate at the end of the Feasibility Period unless, on or before the last day of the Feasibility Period, (i) Purchaser gives Seller written notification (the "Feasibility Notice") that Purchaser elects to consummate the purchase of the Property in accordance with the terms of this Agreement, and (ii) Purchaser delivers the Additional Deposit to Escrow Agent. Purchaser shall also have the right to terminate this Agreement by notice given to Seller at any time before the end of the Feasibility Period. Purchaser shall have the absolute right, in its sole and absolute discretion, to determine whether to give the Feasibility Notice. If the Feasibility Notice is not timely given or if a notice of early termination is given, Purchaser or Seller, or both, shall so notify the Escrow Agent, the Escrow Agent shall promptly return the Initial Deposit to Purchaser, and, except as otherwise provided in this Section, no party shall have any further liability to any other party under this Agreement. If this Agreement is terminated pursuant to the provisions of this Section, Purchaser agrees to pay the sum of $100 to Seller as consideration for this Agreement and, within fifteen (15) days after the end of the Feasibility Period or the earlier termination of this Agreement, to deliver to Seller copies of all surveys, written engineering tests or studies and other data prepared by third parties for Purchaser during the Feasibility Period and to return to Seller all Property Documents previously delivered by Seller to Purchaser.

      Section 5.7 Confidentiality. In consideration for and as a condition of Seller's furnishing to Purchaser the items described in Section 5.2 (the "Evaluation Material"), Purchaser acknowledges the confidential and proprietary nature of such Evaluation Material and agrees to hold and keep the same confidential as provided in this Section. Purchaser agrees to exercise all reasonable steps to safeguard the confidentiality of the Evaluation Material and not to disclose any part of it to any third person except to such of Purchaser's employees and legal, accounting and financial advisors as (i) may require access to the Evaluation Material for the purpose of assisting Purchaser in evaluating the purchase of the Property by Purchaser, and (ii) who have been directed to preserve the confidentiality of such Evaluation Material.

                                  ARTICLE VI

                   Representations and Warranties of Seller

      Seller makes the following representations and warranties to Purchaser for the purpose of inducing Purchaser to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, each of which representations and warranties are true and correct on the date hereof:

 .     Section 6.1  Representations and Warranties regarding Authority and Status

              (a) Organization. Seller is a general partnership duly formed and validly existing under the laws of the State of Maryland.

              (b) Authorization. The partners of Seller have duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby.

              (c) No Conflicting Agreements. The execution and delivery by Seller of, and the performance and compliance by Seller with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i) Seller's partnership agreement, (ii) to Seller's knowledge, any judgment, order, injunction, decree, regulation or ruling of any court or other Governmental Authority to which Seller is subject, or (iii) any agreement or contract listed on any Schedule to this Agreement or any other agreement or contract to which Seller is a party or to which it or the Property is subject, nor shall such execution, delivery, performance or compliance constitute a material default thereunder or give to others any material rights of termination or cancellation in or with respect to the Property.

              (d) Approvals. To Seller's knowledge, no authorization, consent, order, approval or license from, filing with, or other act by any Governmental Authority or other Person is or will be necessary to permit the valid execution and delivery by Seller of this Agreement or the performance by Seller of the obligations to be performed by it under this Agreement.

     (e) United States Person. Seller is a "United States person" within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

              (f) Absence of Bankruptcy. Neither Seller nor any Affiliate of Seller has commenced (within the meaning of any Bankruptcy Law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a Custodian of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any Bankruptcy Law that is for relief against Seller or any of its Affiliates in an involuntary case or appoints a Custodian of Seller or any of its Affiliates or for all or any substantial part of its or their property.

              (g) Management of Real Property. Stephen Brady has been the individual who has served as the asset manager for the Real Property, on behalf of Seller, since 1989, and since such date has been the individual principally responsible for the operation of the Property within Seller's organization.

    Section 6.2 Representations and Warranties regarding Real Estate and Legal Matters.

              (a) Operating Statements. Seller has delivered to Purchaser (i) audited statements of income and expense of the Real Property for calendar years 1990 through 1994, and (ii) monthly operating statements of the Real Property for the months of January through November (and if available on the date hereof, December), 1995. The monthly operating statements were prepared by Seller's property manager. To Seller's knowledge, such statements of income and expense present fairly the income and expenses of the Real Property for the respective periods covered thereby in all material respects. Such statements have not been modified for review by Purchaser.

              (b)    Intentionally Omitted.

              (c) Real Estate Taxes. Except as otherwise set forth in the Tax Schedule, (i) to Seller's knowledge there are no tax abatements or exemptions affecting the Real Property, and (ii) Seller has not received any written notice of (x) any increase in the assessed valuation of the Real Property, (y) any pending or threatened special assessments affecting the Real Property or (z) any contemplated improvements affecting the Real Property that may result in special assessments affecting the Real Property.

              (d) No Default of Permitted Exceptions. To Seller's knowledge, Seller is not in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions which are to be performed or complied with by the owner of the Real Property.

     (e) Condemnation. Seller has no knowledge of any pending or contemplated condemnation proceedings affecting the Real Property, or any part thereof.

              (f)    Intentionally Omitted.

              (g) Title to Personal Property. Seller has good and marketable title to, and owns outright, the Personal Property listed in Exhibit B, if any, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or character, other than liens which will be released at the Closing.

              (h)    Intentionally Omitted.

              (i)    Intentionally Omitted.

              (j)    Intentionally Omitted.

     (k) Labor Unions. Seller is not a party to any contract or agreement with any labor union.

              (l) Mechanics' Liens. All bills and claims for labor performed and materials furnished to or for the benefit of the Real Property for all periods prior to the Closing Date have been (or prior to the Closing Date will be) paid in full, and on the Closing Date there shall be no mechanics' liens or materialmen's liens (whether or not perfected) on or affecting the Real Property.

              (m) Litigation. The Litigation Schedule contains a complete and correct list of all actions, suits, proceedings or written claims pending or, to Seller's knowledge, threatened in writing against or affecting Seller or the Real Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign (collectively, "Litigation"), and sets forth, with respect to each such Litigation, the parties to such Litigation, the amount claimed as damages (or other remedies sought) and the status of such Litigation as of the date hereof. Except as set forth on the Litigation Schedule, to Seller's knowledge there is no Litigation. To Seller's knowledge, Seller is not operating under or subject to, and is not in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or department, commission, board, agency or instrumentality, domestic or foreign, applicable specifically to the Property or any part thereof, as opposed to properties generally in Montgomery County or any other jurisdiction in which the Property may be situated.

              (n) Compliance with Laws. Seller has not received a written notice that the Buildings (including all adjoining streets, roads, parking areas, curbs, sidewalks, sewers and other utilities within the boundaries of the Land) have not been constructed, the Personal Property has not been installed and the Real Property is not presently being used and operated in all material respects in compliance with (i) all Legal Requirements, (ii) all building or occupancy permits, and (iii) all easements, conditions, rights-of-way, covenants and restrictions of record affecting or otherwise relating to the Real Property.

              (o)    Intentionally Omitted.

              (p)    Intentionally Omitted.

              (q)    Intentionally Omitted.

              (r)    Environmental Matters.

               (1) To Seller's knowledge, the Real Property does not contain, and there is not located on or about the Real Property, any Hazardous Materials, except for prepackaged supplies, cleaning materials or other items which are sold for consumer use or typically used in the operation, maintenance and repair of buildings containing residential space. Seller is not currently using the Real Property, nor to Seller's knowledge is any other Person currently using the Real Property, nor to Seller's knowledge has the Real Property previously been used, for the use, storage, treatment, production, manufacture, generation, transportation, release or disposal of Hazardous Materials, except as otherwise provided in the preceding sentence. Seller has not received any complaint, order, summons, citation, notice of violation, directive letter or other written communication from any Governmental Authority or other Person with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Real Property, or any portion thereof. To Seller's knowledge, Seller has complied with all Environmental Laws affecting the Real Property, including notification requirements relating to the release of Hazardous Materials.

                  (2) There are no claims pending or, to Seller's knowledge, threatened in writing, against Seller or the Real Property, or any portion thereof, by any Governmental Authority or other Person relating to any Hazardous Material or pursuant to any Environmental Law, whether for enforcement, clean-up, removal, remediation, assertion of liability, cost recovery, compensation, contribution, recovery of damages, injunction or other equitable relief or otherwise.

             (3) To Seller's knowledge, Seller has not undertaken, permitted, authorized or suffered the presence, or suspected presence, use, manufacture, handling, generation, storage, treatment, discharge, release, burial or disposal on, under or about the Real Property of any Hazardous Material, except in compliance with Environmental Laws, or the transportation to or from the Real Property, of any Hazardous Material in violation of any Environmental Laws.

              (s)    Intentionally Omitted.

              (t) Utilities. A list of all utilities servicing the Real Property and the account numbers of such utilities is set forth on Schedule 10 attached hereto.

     (u) Underground Storage Tanks. Seller has not removed, or caused to be removed, any underground storage tanks from the Real Property.

              (v) No Unrecorded Liens. No lender claiming through Seller has a right to encumber the Real Property or Personal Property, or any part thereof, except for such liens or security interests as may be disclosed in the land records or financing statement records of Montgomery County, Maryland.

              (w) Appliances. Each of the apartments units in the Buildings contains, and will contain on the Closing Date, a refrigerator, stove, dishwasher and garbage disposal, but Seller makes no representation or warranty regarding the condition of such items.

      Section 6.3 Representations and Warranties regarding Leases, Contracts, .nsurance and Other Documents

              (a) Leases. To Seller's knowledge, the Lease Schedule contains a description, which is true, correct and complete in all material respects, of all Leases now in effect, including the name of each Tenant, the date of each Tenant's Lease and all amendments, if any, thereto, the apartment unit number and unit type under each Lease, rent waivers and other lease concessions (originally granted and any remaining to be applied at a future date), the gross monthly Rent (stated as gross Rent and/or plus utilities, etc.) payable by each Tenant under its Lease, Rent paid for more than thirty (30) days in advance, Rent delinquencies, the expiration date of each Lease, and the amount of any Security Deposit paid by the Tenant under each Lease plus interest due thereon. The Lease Schedule has been prepared by Seller's Property manager and attached hereto without change. To Seller's knowledge, there are no Leases or other tenancies for any space in the Real Property other than those set forth on the Lease Schedule. Seller has delivered or made available to Purchaser true and complete copies of each Lease described in the Lease Schedule. To Seller's knowledge, except as otherwise disclosed on the Lease Schedule or elsewhere in this Agreement:

                     (1)    each of the Leases is in full force and effect;

     (2) no written renewal or extension options have been granted to any Tenant, except as set forth in such Tenant's Lease;


     (3) no Tenant has an option to purchase the Real Property, or any part thereof;


     (4) no Tenant is entitled (pursuant to a written instrument) to any rebate, concession, deduction or offset, except as set forth in such Tenant's Lease;

     (5) no Tenant has paid any Rent for a period of more than 60 days in advance; and

     (6) Seller has the sole right to collect rent under each Lease and such right has not been assigned, pledged, hypothecated, or otherwise encumbered other than pursuant to a Mortgage to be released at the Closing.

              (b) Contracts. The Contract Schedule contains a complete and accurate list of all Contracts, including expirations dates, a description of termination provisions (including any payment due on termination), amounts payable by Seller thereunder and a description of services or materials to be provided. Seller has delivered to Purchaser true and complete copies of each of the Contracts described on the Contract Schedule. Each of such Contracts is in full force and effect and has not been modified or amended, except as indicated on the Contract Schedule. Seller is not in default of any of its monetary obligations or any of its material non-monetary obligations under any of the Contracts described on the Contract Schedule and knows of no material default on the part of the other parties thereto. The Contracts described on the Contract Schedule represent the complete agreement between Seller and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable.

              (c) Easement Agreements. The Easement Agreements Schedule contains a description of the gross monthly, quarterly or annual amount (if any) payable by the owner of the Real Property to any other Person who is a party to the Easement Agreement and the gross monthly, quarterly or annual amount (if any) payable by any other Person who is a party to the Easement Agreement to the owner of the Real Property. Except as otherwise disclosed on the Easement Agreements Schedule or elsewhere in this Agreement:

     (1) each of the Easement Agreements is in full force and effect, and has not been modified, amended or extended; and

     (2) neither Seller nor any of the other parties to the Easement Agreements is in default (beyond any grace period provided by such Easement Agreement) in the payment of any amount payable by it under the Easement Agreement, and neither Seller nor any of such parties is in default in the performance or observance of any of the other covenants or conditions to be kept, observed or performed by it under the Easement Agreement.


              (d) Management Agreement. On the Closing Date, there will be no contract or agreement in effect for the management of the Real Property.

              (e) Leasing Commissions. No commission, fee or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable), with respect to any Lease, and there are no leasing commissions, fees or other compensation payable in respect of renewals of the Leases. There does not currently exist any exclusive or continuing leasing or brokerage agreements as to any of the Leases for which Purchaser will be responsible after Closing.

              (f)    Intentionally Omitted.

              (g)    Intentionally Omitted.

      Section 6.4 Certain Schedules. To Seller's knowledge, the information set forth in the Employee Schedule, the License Schedule, the Warranties Schedule and the Utility Schedule is true, correct and complete in all material respects.

 . Except as expressly set forth in this Agreement, (i) the Property is being sold in its condition on the Closing Date "as is", "where is" and "with all faults", without any representation or warranty, express or implied, by Seller, including, without limitation, any implied warranty of merchantability or fitness for a particular purpose, and (ii) Seller has not made any agreement to alter, repair or improve the Property.

  All representations and warranties contained in this Article shall survive the Closing, and the execution and delivery of the Deed, for a period of one year after the Closing Date, and shall not be merged in the Deed at Closing.

                                  ARTICLE VII

                  Representations and Warranties of Purchaser

  Purchaser makes the following representations and warranties to Seller for the purpose of inducing Seller to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement:

              (a) Organization. Purchaser is a business trust duly formed and validly existing under the laws of the District of Columbia.

              (b) Authorization. The Board of Trustees of Purchaser has duly authorized the signer of this Agreement to execute and deliver this Agreement on Purchaser's behalf.

              (c) No Conflicting Agreements. The execution and delivery by Purchaser of, and the performance and compliance by Purchaser with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i) Purchaser's organizational documents, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other Governmental Authority to which Purchaser is subject, or (iii) any agreement or contract to which Purchaser is a party or to which it is subject.

                                 ARTICLE VIII

                       Additional Obligations of Seller

 . Seller agrees to surrender full, complete and actual possession of the Property to Purchaser on the Closing Date, subject only to the rights of Tenants under the Leases described in the Lease Schedule and permitted additions, renewals and replacements thereof. Seller agrees to cooperate reasonably with Purchaser to ensure that the transfer of possession on the Closing Date takes place with the least possible disruption in the normal operation of the Real Property and the duties of the employees.

 . On the Closing Date, Seller shall also turn over to Purchaser, or leave at the Real Property, all books, records, operating reports, files and other materials necessary to a complete continuity in the operation of the business, or copies thereof. Purchaser shall permit Seller to have access to such records and files at all reasonable times after the Closing Date.

 . Between the date of this Agreement and the Closing Date, Seller agrees that it will:
              (a) manage and operate the Real Property only in the ordinary and usual manner, maintain in full force and effect until the Closing Date the insurance policies in force on the date hereof, and use all reasonable efforts to keep available the services of the management agent's employees and preserve its relations with Tenants;

              (b) at its expense, maintain the Real Property in its present order and condition, make all necessary repairs and replacements in accordance with Seller's past practices, and deliver the Real Property on the Closing Date in substantially the same condition it is in on the date of this Agreement, reasonable wear and tear and damage by fire or other casualty excepted;

            (c) give prompt notice of any fire or other casualty affecting the Property after the date of this Agreement;

              (d) deliver to Purchaser, (i) promptly after the preparation thereof by Seller in a manner consistent with its past practice (but at least as often as monthly), a summary showing leasing activity at the Property, including new rentals and eviction notices sent by Seller or its managing agent, and (ii) promptly after its receipt by Seller, (A) any notice from a Tenant claiming that Seller is in default under such Tenant's Lease or that such Tenant will be vacating its apartment unit, and (B) any notice of violation issued by Governmental Authorities with respect to the Real Property; Seller shall, at its sole cost and expense, remedy before the Closing Date all violations of Legal Requirements affecting or relating to the Real Property and any outstanding work orders and requirements of any company insuring the Real Property against casualty;

              (e) enter into new Leases or amendments to Leases only for rents in excess of those set forth in the Leasing Guidelines for the type of apartment unit involved, and for terms not in excess of one year;

              (f) notify Purchaser in writing, promptly after Seller acquires knowledge thereof, of any facts or events which would cause any of Seller's representations and warranties to be untrue or incorrect;

              (g) perform, observe and comply with all terms and provisions of all Easement Agreements to be performed, observed or complied with by Seller as owner of the Real Property;

              (h) maintain in full force and effect all Licenses listed on the License Schedule and timely apply for renewals of all Licenses which will expire before the Closing Date;

              (i) on the Closing Date terminate all employees of Seller listed on the Employee Schedule, except for those employees designated by Purchaser prior to the end of the Feasibility Period; and

              (i) promptly deliver to Purchaser any Property Document coming into the possession of Seller which was not available during the Feasibility Period.

 . Between the date of this Agreement and the Closing Date, Seller agrees that, without Purchaser's written consent in each case, it will not:

              (a) voluntarily grant, create, assume or permit to exist any Mortgage, lien, encumbrance, easement, covenant, condition, right-of-way or restriction upon the Property other than the Permitted Exceptions, or voluntarily take or permit any action adversely affecting the title to the Property as it exists on the date of this Agreement, unless terminable at Closing;

          (b) agree to any commitment or incur any liability to any labor union;


              (c) alter or amend any of the Assignable Contracts or become a party to any new Contract unless the new Contract is terminable without penalty to the then-owner of the Buildings upon not more than 30 days' notice;

              (d) increase the salaries of the employees listed on the Employee Schedule or hire additional employees for the management, operation, promotion, maintenance or repair of the Real Property, unless any such increases or hires are terminable at Closing;

              (e) enter into a new Lease, or alter, amend, renew or extend any Lease, providing for a monthly rent below the minimum monthly rent for the type of apartment unit involved, as set forth in the Leasing Guidelines, or for a term in excess of one year;

              (f) terminate any Lease except for non-payment of Rent or other default;

              (g) remove any Personal Property from the Buildings unless the same is replaced with similar items of equal or better quality before the Closing Date; or

              (h) enter into a contract for the sale of the Real Property to any other Person, whether or not such contract is contingent on the termination of this Agreement, except as may be required by Chapters 11A and 53A of the Montgomery County, Maryland Code.

 . Each of Seller and Purchaser agrees that it will, at any time and from time to time within three (3) months after the Closing Date, upon request of other party, do, execute, acknowledge and deliver, or will cause to be done, executed,
acknowledged  and  delivered,   all  such  further   reasonable   acts,   deeds,
assignments, transfers, conveyances and assurances as may reasonably be required for the completion of the transactions contemplated by this Agreement.

      Section 8.6  Intentionally Omitted.

 . Seller agrees to pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the fees and expenses of its legal counsel.

      Section 8.8 Cancellation of Contracts. Seller shall cancel, as of the Closing Date, all Contracts designated for cancellation by Purchaser in a written notice given to Seller prior to the end of the Feasibility Period. If a Contract cannot be cancelled as of the Closing Date, Seller shall nevertheless, at the request of Purchaser, prior to Closing notify the other party to such Contract of its cancellation in accordance with the terms of such Contract. In such event, such Contract will be assigned to Purchaser at Closing and will be cancelled after the Closing pursuant to Seller's notice.

      Section 8.9  Title Defects.

              (a) If the title examination performed by Purchaser during the Feasibility Period (as provided in Section 9.1) discloses a defect in the title to the Real Property such that the condition of title to the Real Property is not (or will not be on the Closing Date) as required by Section 11.3, Purchaser shall so notify Seller not later than fifteen (15) days prior to the end of the Feasibility Period. Within ten (10) days after receipt of such notice, Seller shall send a notice to Purchaser stating whether or not Seller elects to cure such defect. Failure by Seller to send such a notice within such ten (10)-day period shall be deemed an election not to cure such defect. If Seller elects to cure such defect, it shall do so prior to the Closing Date; provided, however, if such defect is of a nature that it cannot be cured prior to the Closing Date, the Closing Date may be extended, at Purchaser's option, for any period required to accomplish such cure.

              (b) If a defect in the title to the Real Property is disclosed after the end of the Feasibility Period such that the condition of title to the Real Property is not (or will not be on the Closing Date) as required by Section 11.3, Purchaser shall so notify Seller. Seller shall be obligated to cure such defect if the defect was caused by Seller after the end of the Feasibility Period. If the defect was not caused by Seller after the end of the Feasibility Period, then Seller shall have the right, but not the obligation, to elect to cure such defect prior to the Closing Date. If Seller does not elect to cure such defect, Purchaser shall have the right either (i) to terminate this Agreement or (ii) waive the defect and proceed to Closing hereunder. If Seller is required or elects to cure a defect in title under this Section 8.9(b) but is not able to accomplish such cure prior to the Closing Date, the Closing Date may be extended, at Purchaser's option, for any period required to accomplish such cure.

      Section 8.10. Pay-Off Letter. Seller shall obtain from any holder of a mortgage on the Real Property, and deliver to the Escrow Agent a reasonable time prior to the Closing Date, a letter from such mortgagee specifying the amounts necessary to pay off such mortgage.

     Section 8.11. Tenant Work Orders. Seller shall perform, and pay all expenses incurred in connection with, all Tenant Work Orders in existence two
(2) days' prior to the Closing Date.

                                  ARTICLE IX

                      Additional Obligations of Purchaser

 . Promptly after the date of this Agreement, Purchaser agrees to order an examination of the title to the Real Property and to obtain a commitment for issuance to Purchaser of an ALTA Form B owner's title insurance policy insuring the fee simple title to the Real Property, in an amount equal to the Purchase Price, subject to such exceptions to title as may be disclosed by the Land Records or otherwise. If Purchaser does not terminate this Agreement within the Feasibility Period, Purchaser shall be deemed to have accepted all exceptions to title noted in Schedule B to the commitment (other than the survey exception and the exception for unfiled mechanics' liens; the exception for defects, liens, encumbrances, adverse claims or other matters, if any, created after the date of the commitment (not earlier than the date of this Agreement) but prior to the date title to the Real Property vests in Purchaser; the exception for rights of parties in possession other than Tenants under the Leases; and the exception for Mortgages encumbering the Real Property).

 . Purchaser agrees to pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the fees and expenses of its legal counsel.

                                   ARTICLE X

                 Conditions Precedent to Seller's Obligations

      The obligations of Seller to sell the Property to Purchaser and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Seller):

 . The representations and warranties made by Purchaser in Article VII shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, and Purchaser shall have executed and delivered to Seller a certificate, dated as of the Closing Date, to the foregoing effect.

     . Purchaser shall have performed all obligations required by this Agreement to be performed by it on or before the Closing Date.

      Section 10.3 Montgomery County Right of First Refusal. Seller shall have received prior to the end of the Feasibility Period (i) a Certificate of Compliance from Montgomery County, Maryland, in form and substance reasonably acceptable to Seller, to the effect that Montgomery County has waived its right of first refusal under Chapters 11A and 53A of the Montgomery County Code, and
(ii) a copy of a three (3)-year rental agreement between Purchaser and Montgomery County (the "Rental Agreement") upon which such Certificate is based. The terms and provisions of the Rental Agreement shall be subject to the approval of Purchaser, in its sole discretion. If the condition set forth in this Section 10.3 has not been satisfied on or prior to the Closing Date, Purchaser shall have the right, at its option, to extend the Closing Date for up to sixty (60) days in order to allow sufficient time for this condition to be satisfied.

                                  ARTICLE XI

                Conditions Precedent to Purchaser's Obligations

      The obligations of Purchaser to purchase the Property from Seller and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Purchaser):

 . The representations and warranties made by Seller in Article VI shall be true and correct in every material respect on the date of this Agreement and shall be true and correct in every material respect on and as of the Closing Date with the same force and effect as if such representations had been made on and as of such date, and Seller shall have executed and delivered to Purchaser a certificate, dated as of the Closing Date, to the foregoing effect.

 . Seller shall have performed in all material respects all covenants and obligations required by this Agreement to be performed by it on or before the Closing Date.

 . On the Closing Date, (i) Seller shall have cured any title defects it has elected to cure or is required to cure under the provisions of Section 8.9, and
(ii) subject to the payment by Purchaser of the applicable premium, Purchaser shall be entitled to receive, at its expense, from the title insurance company issuing the commitment obtained by Purchaser during the Feasibility Period a current ALTA Form B owner's policy of title insurance, in a total amount equal to the Purchase Price, dated, or updated to, the Closing Date, insuring, or committing to insure, at standard rates, Purchaser's marketable fee simple title to the Real Property subject only to the Permitted Exceptions.

Seller shall have received prior to the end of the Feasibility Period (i) a Certificate of Compliance from Montgomery County, Maryland, in form and substance reasonably acceptable to Seller, to the effect that Montgomery County has waived its right of first refusal under Chapters 11A and 53A of the Montgomery County Code, and (ii) a copy of a three (3)-year rental agreement between Purchaser and Montgomery County (the "Rental Agreement") upon which such Certificate is based. The terms and provisions of the Rental Agreement shall be subject to the approval of Purchaser, in its sole discretion. If the condition set forth in this Section 11.4 has not been satisfied on or prior to the Closing Date, Purchaser shall have the right, at its option, to extend the Closing Date for up to sixty (60) days in order to allow sufficient time for this condition to be satisfied.

 . On the Closing Date, no action or proceeding shall have been instituted or threatened against Seller by a party other than Purchaser before any court to restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, the transfer of the Property by Seller to Purchaser under the provisions of this Agreement or environmental matters respecting the Property.

      Section 11.6 Condemnation. On the Closing Date, no part of the Real Property shall be about to be acquired, or shall previously have been acquired, by authority of any governmental agency in the exercise of its power of eminent domain or by private purchase in lieu thereof, nor on the Closing Date shall there be any threat or imminence of any such acquisition or purchase.
                                  ARTICLE XII

                       Damage by Fire or Other Casualty

 . On the Closing Date, and as a condition precedent to the obligation of Purchaser to purchase the Property pursuant to this Agreement, there shall be no unrepaired damage by fire or other casualty to any portion of the Real Property the estimated cost of repair of which is more than $100,000.

 . If (i) any portion of the Property is damaged by fire or casualty after the date of this Agreement and is not repaired and restored substantially to its original condition prior to Closing and (ii) the estimated cost of repairs is $100,000 or less, Purchaser shall be required to purchase the Property in accordance with the terms of this Agreement and, at Closing, Seller shall assign to Purchaser all insurance claims and proceeds with respect thereto and shall pay or credit to Purchaser the amount of any deductible or uninsured loss with respect to such casualty. If the estimated cost of repairing such damage is more than $100,000, Purchaser may, at its sole option: (i) terminate this Agreement, in which case the Escrow Agent shall return the Deposit to Purchaser and no party shall have any further liability or obligation to any other party under this Agreement, except as otherwise provided in Article V; or (ii) elect to proceed with the Closing, in which case Seller shall assign to Purchaser all insurance claims and proceeds (other than claims and proceeds for rent loss insurance for periods prior to the Closing Date) with respect to such damage and shall pay or credit to Purchaser the amount of any deductible or uninsured loss with respect to such casualty. If a casualty to any part of the Property has occurred and Purchaser is required or elects to complete the purchase of the Property, Seller shall reasonably cooperate with Purchaser in prosecuting all insurance claims assigned to Purchaser at Closing.

 . For purposes of this Article XII, an architect selected by Seller and approved in writing by Purchaser (such approval not to be unreasonably withheld, delayed or conditioned), shall determine the estimated cost to repair damage caused by fire or other casualty.

                                 ARTICLE XIII

                                    Closing

 . The closing of the purchase and sale of the Property (the "Closing") shall be held at the office of Arent Fox Kintner Plotkin & Kahn, 1050 Connecticut Avenue, Washington, D. C. 20036, on the Closing Date. On the Closing Date, (i) Purchaser shall effect a wire transfer of Federal funds to the Escrow Agent's escrow account in an amount equal to the sum of (A) the Purchase Price (less the Deposit) and (B) the net amount (if any) of the costs, expenses, prorations and adjustments payable by Purchaser under this Agreement, and (ii) Escrow Agent shall record the Deed (in accordance with reasonable and customary closing escrow instructions of Seller and Purchaser not contrary to this Agreement). After the Escrow Agent's receipt of the wire transfer of funds and immediately following the recordation of the Deed vesting fee simple title in the Real Property in Purchaser or its designee, (i) the Escrow Agent shall disburse to Seller an amount equal to the Purchase Price (including, as a part of the Purchase Price, the Deposit) reduced by the net amount of the costs, expenses, prorations and adjustments payable by Seller under this Agreement (as evidenced by the Closing Statement signed by Seller); (ii) the Escrow Agent shall deliver to Purchaser all other documents and instruments received by it which, in accordance with the terms of this Agreement, are to be delivered by Seller to Purchaser at the Closing; and (iii) the Escrow Agent shall deliver to Seller all other documents and instruments received by it which, in accordance with the terms of this Agreement, are to be delivered by Purchaser to Seller at the Closing.

 .  At the Closing, Seller shall deliver to Purchaser the following:

     (a) the Deed of the Property to Purchaser or its designee, signed by Seller;
              (b)    the Bill of Sale, signed by Seller;

              (c)    the Leases and Contract Assignment, signed by Seller;
              (d)    the General Assignment, signed by Seller;

     (e) a letter in the form of Exhibit F signed by Seller, advising the Tenants of the change in ownership of the Real Property;

              (f) An updated Employee Schedule, License Schedule, Warranties Schedule and Utility Schedule, showing any change in such Schedules since the date of this Agreement;

              (g) a certification as to Seller's non-foreign status which complies with the provisions of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, signed by Seller;

              (h) an Owner's Affidavit signed by Seller, addressed to the title insurance company designated by Purchaser, with respect to the absence of claims which would give rise to mechanics' liens, the absence of parties in possession of the Real Property other than Tenants under the Leases (and other than subtenants of Tenants) and the absence of unrecorded easements granted by Seller, in the form reasonably required by the title insurance company to eliminate the exceptions for those matters from Purchaser's title insurance policy;

     (i) the Closing Statement referred to in Section 14.1, signed by Seller;

     (j) an original executed counterpart of each Lease and assignable Contract then in effect (or a certified copy thereof);

     (k) all keys to the Real Property and the Personal Property, if any, which are in Seller's possession;

              (l) a schedule updating the Lease Schedule and setting forth all past due and uncollected Rent owed by Tenants, all prepayments of Rent and all Security Deposits and interest due, if any, held by Seller, its managing agent or any other Person under all Leases;

     (m) all existing books, records, papers and agreements relating to the Property which are in Seller's possession; and

              (n) a certificate, signed by Seller, that all the representations and warranties made by Seller in Article VI are true and correct on the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date;

 .  At the Closing, Purchaser shall deliver to Seller the following:

              (a) an assumption agreement in the form of Exhibit G signed by Purchaser, whereby Purchaser assumes certain liabilities and agrees to perform certain obligations of Seller under the Leases and the Assignable Contracts;

              (b) the Closing Statement referred to in Section 14.1, signed by Purchaser; and

              (c) a certificate, signed by Purchaser, that all the representations and warranties made by Purchaser in Article VII are true and correct on the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date;

 . The delivery to the Escrow Agent of the Purchase Price, the executed Deed and Bill of Sale and all other documents and instruments required to be delivered by either party to the other by the terms of this Agreement (in accordance with reasonable and customary closing escrow instructions of Seller and Purchaser not contrary to this Agreement) shall be deemed to be a good and sufficient tender of performance of the terms hereof. The Escrow Agent shall have the right, at the Closing, to apply the Purchase Price to pay off and discharge encumbrances or other obligations affecting the Real Property which are not Permitted Exceptions, so that title to the Real Property shall be insurable as required by
Section 11.3.

                                  ARTICLE XIV

                      Closing Adjustments and Prorations

  All rentals, revenues and other income generated by the Real Property and all utilities, real estate taxes, maintenance charges and other Operating Expenses incurred in connection with the ownership, management and operation of the Real Property shall be paid or shall be prorated between Seller and Purchaser in accordance with the provisions of this Article. For purposes of the prorations and adjustments to be made pursuant to this Article, Purchaser shall be deemed to own the Real Property and therefore be entitled to any revenues and be responsible for any expenses for the entire day upon which the Closing occurs. Any apportionments and prorations which are not expressly provided for in this Article shall be made in accordance with the customary practice in the Metropolitan Washington D.C. area. Seller and Purchaser shall cause their accountants to prepare a schedule of adjustments (the "Closing Statement") before the Closing Date. Any net adjustment in favor of Purchaser shall be credited against the Purchase Price at the Closing. Any net adjustment in favor of Seller shall be paid in cash at the Closing by Purchaser to Seller. A copy of the Closing Statement agreed upon by Seller and Purchaser shall be initialed by Seller and Purchaser and delivered to the Escrow Agent at the Closing.

     . Rent shall be prorated at the Closing in accordance with the following provisions:


              (a) Apartment Rent. Subject to Section 14.2(c), Apartment Rent shall be prorated between Seller and Purchaser as of the Closing Date on an accrual basis based on the actual number of days in the month during which the Closing Date occurs. Seller shall be entitled to all Apartment Rent which accrues before the Closing Date and Purchaser shall be entitled to all Apartment Rent which accrues on and after the Closing Date.

              (b) Additional Income. Subject to Section 14.2(c), items of Additional Income shall be prorated between Seller and Purchaser as of the Closing Date on an accrual basis based on the actual number of days in the monthly or other period to which such item of Additional Income relates. Such proration shall be made separately for each item of Additional Income.

              (c) Delinquent Rent. Delinquent Rent shall be prorated between Seller and Purchaser as of the Closing Date but not until it is actually collected by Purchaser after the Closing, it being understood and agreed that Purchaser shall have no obligation to collect Delinquent Rent on behalf of Seller. Purchaser shall pay to Seller all Delinquent Rent collected by Purchaser after the Closing Date. As a part of the Final Closing Adjustment, any Delinquent Rent which has not as yet been paid shall be assigned to Seller, but after the Closing and continuing through and after the Final Closing Adjustment, without the express written consent of Purchaser, Seller shall not take any action against a Tenant owing Delinquent Rent which would affect such Tenant's right to occupy the premises leased under its Lease. Rent collected by Purchaser after the Closing, net of the costs of collection (including reasonable attorneys' fees and costs), shall be applied first to unpaid Rent then due and payable and accruing after the Closing Date, and then to Delinquent Rent.

 .     Section 14.3  Taxes and Assessments

              (a) Proration of Taxes at Closing. All non-delinquent real estate taxes assessed against the Real Property shall be prorated between Seller and Purchaser on an accrual basis, based upon the actual current tax bill. If the most recent tax bill received by Seller before the Closing Date is not the actual current tax bill, then Seller and Purchaser shall initially prorate the real estate taxes at the Closing by applying 110% of the tax rate indicated on the most recent tax bill received by Seller to the latest assessed valuation, and shall reprorate the real estate taxes retroactively at the Final Closing Adjustment. All real estate taxes accruing before the Closing Date shall be the obligation of Seller and all real estate taxes accruing on and after the Closing Date shall be the obligation of Purchaser. Any delinquent real estate taxes assessed against the Real Property shall be paid (together with any interest and penalties) by Seller at the Closing from the Purchase Price.

              (b) Post-Closing Supplemental Taxes. If, after the Closing Date, any additional or supplemental real estate taxes are assessed against the Real Property by reason of back assessments, corrections of previous tax bills or other events occurring before the Closing Date, Seller and Purchaser shall reprorate the real estate taxes at the Final Closing Adjustment to provide the appropriate credit to Purchaser.

              (c) Post-Closing Refunds of Taxes. Any refunds of real estate taxes made after the Closing shall be held by Purchaser (and, if received by Seller, shall be delivered immediately to Purchaser to be held in accordance with this Section) and shall first be applied to the unreimbursed costs incurred in obtaining the refund, and the balance, if any, shall be paid to Seller (for the period prior to the Closing Date) and to Purchaser (for the period commencing on and after the Closing Date).

              (d) Pending Tax Proceedings. If any proceeding to determine the assessed value of the Real Property or the real estate taxes payable with respect to the Real Property has been commenced before the date of this Agreement and shall be continuing as of the Closing Date, Purchaser shall be entitled to control the prosecution of such proceeding or proceedings to completion and to settle or compromise any claim therein. Seller agrees to cooperate reasonably with Purchaser and to execute any and all documents reasonably requested by Purchaser in furtherance of the foregoing.

 . All Operating Expenses shall be prorated between Seller and Purchaser as of the Closing Date on an accrual basis, based on the actual number of days in the month during which the Closing Date occurs for monthly expenses, and based on a 365-day year for annual expenses. Seller shall be responsible for all Operating Expenses attributable to the period before the Closing Date and Purchaser shall be responsible for all Operating Expenses attributable to the period on and after the Closing Date. To the extent commercially reasonable and practicable, Seller and Purchaser shall obtain billings and meter readings as of the Business Day preceding the Closing Date to aid in the proration of charges for gas, electricity and other utility services which are not the direct responsibility of Tenants. If billings or meter readings as of the Business Day preceding the Closing Date are obtained, adjustments of any costs, expenses, charges or fees shown thereon shall be made in accordance with such billings or meter readings. If billings or meter readings as of the Business Day preceding the Closing Date are not available for any utility service, the charges therefor shall be adjusted at the Closing on the basis of the per diem charges for the most recent prior period for which bills were issued and shall be further adjusted at the Final Closing Adjustment on the basis of the actual bills for the current period.

 . Purchaser shall be credited with and Seller shall be charged with an amount equal to the sum of (i) all Security Deposits being held by Seller, Seller's managing agent or any other Person under the Leases, and (ii) the amount of any other credits due to Tenants as of the Closing Date in accordance with the terms of the Leases, including prepaid rent and interest. Seller shall be entitled to retain all Security Deposits or other such credits due. To the extent Purchaser receives the Security Deposits at the Closing (or receives a credit against the Purchase Price in an amount equal to the same), Purchaser shall, and does hereby, indemnify and hold Seller harmless from and against any claims by Tenants for the return of Security Deposits placed by such Tenants.

 . Purchaser shall not be entitled to a credit for an amount equal to the abatement of Rent for any period on and after the Closing Date to which Tenants are entitled under Leases in effect on the Closing Date.

 . Seller shall be entitled to retain all Utility Deposits. If any of the Utility Deposits is not refundable to Seller without replacement by Purchaser, Purchaser shall either: (i) deliver the requisite replacement Utility Deposit to the utility company on or before the Closing Date, or (ii) pay to Seller at the Closing the amount of such Utility Deposit, against a good and sufficient transfer by Seller to Purchaser of all interest of Seller in the Utility Deposit.

 . No later than 120 days following the Closing Date, Seller and Purchaser shall make a final adjustment to the prorations made pursuant to this Article (the "Final Closing Adjustment"). The Final Closing Adjustment shall be made in the following manner:

              (a) General. All adjustments or prorations which could not be determined at the Closing because of the lack of actual statements, bills or invoices for the current period or any other reason, shall be made as a part of the Final Closing Adjustment. Any net adjustment in favor of Purchaser shall be paid in cash or cash equivalent by Seller to Purchaser no later than 30 days after the Final Closing Adjustment. Any net adjustment in favor of Seller shall be paid in cash or cash equivalent by Purchaser to Seller no later than 30 days after the Final Closing Adjustment. The parties shall correct any manifest error in the prorations and adjustments made at Closing promptly after such error is discovered.

              (b) No Further Adjustments. Except for: (i) additional or supplemental real estate taxes, real estate tax credits or rebates, or other adjustments to real estate taxes due to back assessments, corrections to previous tax bills or real estate tax appeals or contests, (ii) manifest errors, the Final Closing Adjustment shall be conclusive and binding upon Seller and Purchaser, and Seller and Purchaser hereby waive any right to contest after the Final Closing Adjustment any prorations, apportionments or adjustments to be made pursuant to this Section.

 . All State and County transfer taxes and recording charges payable in connection with the recording of the Deed (whether imposed in the form of transfer taxes, revenue stamps or otherwise) shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. Purchaser shall pay for all expenses of examinations of title, survey, all fees, charges and expenses of the Escrow Agent, and all other recording fees and Closing expenses. Each party shall pay its own legal fees and other expenses incurred by it prior to Closing.

 . Notwithstanding any other provision of this Agreement to the contrary, all federal, state or local income or gross receipts taxes payable with respect to Seller or the Property, if any, accruing before the Closing Date, or any such income or gross receipts tax assessed with respect to the transaction described in this Agreement, if any, shall be the obligation of and for the account of Seller, and Purchaser shall have no obligation or liability whatsoever with respect thereto.

                                  ARTICLE XV

                                  Termination

     . This Agreement may be terminated upon written notice given to the Escrow Agent and the other party by:

     (a)  Purchaser at the Closing,  if any one of the  conditions  set forth in
Article XI or Article XII is not satisfied on the Closing Date; or

     (b)  Seller  at the  Closing,  if any one of the  conditions  set  forth in
Article X is not satisfied on the Closing Date.

 . If Purchaser terminates this Agreement pursuant to Section 15.1(a), this Agreement shall become null and void, the Escrow Agent shall return the Deposit to Purchaser and no party shall have any further liability or obligation to any other party under this Agreement, except as otherwise provided in Article V or the next sentence. If Purchaser terminates this Agreement pursuant to Section 15.1(a) because of a breach by Seller of any of the representations or warranties made by it in this Agreement or the failure of Seller to perform any of the covenants or agreements to be performed by it under this Agreement, Purchaser shall have the right to sue to recover its damages arising out of such breach or nonperformance in an amount not to exceed $300,000.

 . If Seller terminates this Agreement pursuant to Section 15.1(b), this Agreement shall become null and void, the Escrow Agent shall return the Deposit to Purchaser and no party shall have any further liability or obligation to any other party under this Agreement, except as otherwise provided in Article V or the next sentence. If Seller terminates this Agreement pursuant to Section 15.1(b) because of a breach by Purchaser of any of the representations or warranties made by it in this Agreement or the failure of Purchaser to perform any of the covenants or agreements to be performed by it under this Agreement, the Escrow Agent shall pay the Deposit to Seller. Seller's sole and exclusive remedy for Purchaser's misrepresentation, breach of warranty or default shall be to receive the Deposit as liquidated damages. In no event and under no circumstances shall Seller be entitled to receive more than the Deposit as damages for Purchaser's misrepresentation, breach of warranty or default. Purchaser shall promptly return to Seller all engineering studies, Leases, Lease files and other written material relating to the Real Property previously delivered by Seller to Purchaser. Notwithstanding the foregoing provisions of this Section 15.3, Seller shall have the right to sue Purchaser for damages arising out of Purchaser's liability under the indemnities of Purchaser set forth in Sections 5.3, 14.5, 16.2 and 16.4 hereof.

 . If Seller defaults in performing any of the covenants or agreements to be performed by it under this Agreement, Purchaser shall have the right, instead of terminating this Agreement pursuant to Section 15.1, to elect to permit this Agreement to remain in effect and to sue for specific performance.

                                  ARTICLE XVI

                                Indemnification

 . Subject to the provisions of Section 16.3, if Closing occurs, Seller agrees to indemnify, hold harmless and defend Purchaser from and against:

              (a) all debts, liabilities and obligations arising from business done, transactions entered into or other events occurring before the Closing Date with respect to the ownership, management, operation, maintenance and repair of the Property, other than the debts, liabilities and obligations which are being adjusted between Seller and Purchaser pursuant to this Agreement;

              (b) any loss, liability or damage suffered or incurred by Purchaser arising out of or resulting from injury or death to individuals or damage to property sustained on the Real Property before the Closing and caused by the willful or negligent act or omission (where applicable law imposes a duty to act) of Seller;

              (c) any loss, liability or damage suffered or incurred by Purchaser because any representation or warranty made by Seller in Article VI, or in any document furnished to Purchaser in connection with the Closing, is false or misleading in any material respect;

              (d) any loss, liability or damage suffered or incurred by Purchaser because of the nonfulfillment of any covenant or agreement on the part of Seller under this Agreement;

              (e) all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section.

 . Subject to the provisions of Section 16.3, if Closing occurs, Purchaser agrees to indemnify, hold harmless and defend Seller from and against:

              (a) all debts, liabilities and obligations arising from business done, transactions entered into or other events occurring on and after the Closing with respect to the ownership, management, operation, maintenance and repair of the Property, other than the debts, liabilities and obligations which are being adjusted between Seller and Purchaser pursuant to this Agreement;

              (b) any loss, liability or damage suffered or incurred by Seller arising out of or resulting from injury or death to individuals or damage to property sustained on the Real Property on or after the Closing and caused by the willful or negligent act or omission (where applicable law imposes a duty to act) of Purchaser;

              (c) any loss, liability or damage suffered or incurred by Seller because any representation or warranty made by Purchaser in Article VII, or in any document furnished to Seller in connection with the Closing, shall be false or misleading in any material respect;

              (d) any loss, liability or damage suffered or incurred by Seller because of the nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement;

              (e) any loss, liability or damage suffered or incurred by Seller with respect to the Security Deposits collected by Seller before the Closing Date which are paid or credited to Purchaser at the Closing; and

              (f) all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section.

 . The obligations of Seller to indemnify Purchaser pursuant to Section 16.1 and the obligations of Purchaser to indemnify Seller pursuant to Section 16.2 are limited as follows:

              (a) Limit on Seller's Obligation after Closing. If the Closing is consummated, Seller shall not have any liability or obligation to Purchaser pursuant to Section 16.1 with respect to any misrepresentation or breach of warranty unless Seller receives written notice of such misrepresentation or breach of warranty before the expiration of one year after the Closing Date.

              (b) Limit on Purchaser's Obligation after Closing. If the Closing is consummated, Purchaser shall not have any liability or obligation to Seller pursuant to Section 16.2 with respect to any misrepresentation or breach of warranty unless Purchaser receives written notice of such misrepresentation or breach of warranty within one year after the Closing Date.

      Section 16.4 No Brokers. Seller and Purchaser acknowledge and agree that the Sales Agent has acted as the broker on behalf of Seller in connection with the transaction contemplated hereby, and that Seller shall be solely responsible for the payment of any fee or commission that may be due the Sales Agent. Except for the Sales Agent, Seller represents and warrants to Purchaser that Seller has not engaged any broker, agent or finder to act on its behalf in connection with this transaction, and that Purchaser shall not be liable for the payment of any fee or commission to the Sales Agent or any other broker, agent or finder purporting to act on behalf of Seller. Similarly, Purchaser represents and warrants to Seller that Purchaser has not engaged any broker, agent or finder to act on its behalf in connection with this transaction, and that Seller shall not be liable for the payment of any fee or commission to any broker, agent or finder purporting to act on behalf of Purchaser in connection with this transaction. Each of Seller and Purchaser does hereby agree to indemnify and hold harmless the other party from any loss, damage, cost or expense incurred by such other party and arising out of a breach of the representation and warranty made by the indemnifying party as set forth in this Section 16.4.

                                 ARTICLE XVII

                           Miscellaneous Provisions

 . This Agreement, together with the Exhibits and Schedules hereto, contains the entire agreement between the parties relating to the purchase and sale of the Property, all prior negotiations between the parties, (including the letter of intent dated November 13, 1995), are merged by this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement, or any other agreement referred to herein, shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

 . The agreements and indemnities set forth in Article XIV, Article XVI and this Article shall survive the Closing under this Agreement for a period of one (1) year.

 . This Agreement may be executed in any number of counterparts and it shall not be necessary that each party to this Agreement execute each counterpart.

 . All terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their successors and assigns. Purchaser shall have the right, without the consent of Seller, to assign its rights, and delegate its duties, under this Agreement, to any Affiliate of Purchaser.

 . This Agreement is intended to be performed in the State of Maryland and shall be construed and enforced in accordance with the laws of the State of Maryland.

 .     Section 17.6  Notices

              (a) Manner of Giving Notice. Each notice, request, demand, consent, approval or other communication (hereafter in this Section referred to collectively as "notices" and referred to singly as a "notice") which Seller or Purchaser is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered with receipt therefor or sent by Federal Express or other overnight courier service. Any such notice shall be deemed given when received or when delivery is refused.

              (b) Addresses for Notices. All notices shall be addressed to the parties at the following addresses:

                     (1)    if to Seller:

                            PaineWebber Properties, Inc.
                            265 Franklin Street
                            16th Floor
                            Boston, Massachusetts  02110
                            Attention: Mr. Stephen D. Brady

                            with a copy to:

                            Hunton & Williams
                            Suite 1700
                            1751 Pinnacle Drive
                            McLean, Virginia  22101
                            Attention: Gerald R. Best, Esq.

                     (2)    if to Purchaser:

                            10400 Connecticut Avenue
                            Concourse Level
                            Kensington, Maryland 20895
                            Attention:   Larry E. Finger, Senior Vice President
                            and Chief Financial Officer

                            and also, for any pre-Closing notices

                            Attention:    Mary Beth Avedesian, Vice-President,
                                   Investments

                            with a copy to:

                            Michael H. Leahy, Esq.
                            Arent Fox Kintner Plotkin & Kahn
                            1050 Connecticut Avenue
                            Washington, D. C. 20036

Either party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices.

 . Seller and Purchaser each agrees that before the Closing Date it will not issue any press release, advertisement or other public communication with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, except to the extent required by law. If Seller or Purchaser is required by law to issue such a press release or other public communication before the Closing Date, at least one Business Day before the issuance of the same such party shall deliver a copy of the proposed press release or other public communication to the other party hereto for its review and approval, which approval shall not be unreasonably withheld or delayed.

 . If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

 . Seller and Purchaser waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matter arising out of or in any way connected with this Agreement.

      Section 17.10 Purchaser's Trustees Not Liable. Purchaser is a common law trust organized under District of Columbia law on November 18, 1960. Under the terms of the Declaration of Trust, all persons dealing with the trust shall look solely to the trust property for satisfaction of claims of any nature, and no trustee, officer or agent of the trust shall be held to any personal liability whatsoever, in tort, contract or otherwise.

      Section 17.11 SEC Requirements. If required by rules of the Securities and Exchange Commission, Seller grants Purchaser the right, at Purchaser's sole expense, to prepare an audited income statement of the Property for the most recent fiscal year(s) as specified by Rule 3-14 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, and Seller shall provide and/or fully cooperate in obtaining any and all such other data and financial information which shall be available to Seller (including, without limitation, data and information obtainable from Seller's management agent for the Property) and as advisable in connection with fulfilling Purchaser's disclosure obligations as a public company subject to the rules and regulations of the Securities and Exchange Commission.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above stated.


                                   SELLER

                                   Montgomery Village HWH Associates

                                   By: PaineWebber Growth Properties Two L.P.,
                                       General Partner

                                    By:     Second PW Growth Properties, Inc.,
                                            General Partner

                                            By:  /s/ Stephen D. Brady

                                   By: Montgomery Village Limited Partnership,
                                          General Partner
                                   By:    Earl G. Glover, General Partner

                                          By:  /s/ Earl G. Glover

                                   PURCHASER

                                   Washington Real Estate Investment Trust

                                   By: /s/ Edmund B. Cronin, Jr.
                                      Edmund B. Cronin, Jr.
                                      President and Chief Executive Officer

      The undersigned Escrow Agent executes this Agreement solely for the purpose of evidencing its agreement to perform its obligations as set forth in Articles IV, XII, XIII and XV of the foregoing and annexed Purchase Agreement, it being understood and agreed that Escrow Agent shall have absolutely no liability for the performance by Seller or Purchaser of their obligations under the Purchase Agreement.

                                   Chicago Title Insurance Company

                                   By: /s/ Craig A. Johnson

                           RATIFICATION OF PURCHASE AGREEMENT


A. By Purchase Agreement, dates as of January 19, 1996 (the "Contract"), between Montgomery Village HWH Associates ("Seller"), as seller, and Washington Real Estate Investment Trust ("WREIT"), as purchaser, as assigned by WREIT to WRIT Limited Partnership, Seller, whole general partners are Paine Webber Growth Properties Two LP ("PWGPTLP"), and Montgomery Village Limited Partnership ("MVLP"), agreed to sell to WREIT, and WREIT agreed to buy, certain improved real property known as Walker House Apartments.

     B. Because there is a scrivener's error as to the execution of the Contract on behalf of Seller, PWGPTLP and MVLP wish to ratify the Contract. Accordingly,

     1. PWGPTLP and MVLP, the sole general partners of Seller and acting in such capacities, ratify and confirm the execution of the contract on behalf of Seller by PWGPTLP and Mr. Earl Glover,


     2. This ratification, made this 11th date of March, 1996, is effective as of January 19, 1996.

                                    PWGPTLP:

                                    Paine Webber Growth Properties Two LP

                                    By:  Second PW Growth Properties, Inc.

                                    By: /s/ Rock M. D'Errico
                                            Rock M. D'Errico
                                            Vice President


                                    MVLP:

                                    Montgomery Village Limited Partnership

                                    By:  General American Real Estate and
                                           Development, Inc.

                                    By: /s/ Earl G. Glover
                                        Earl G. Glover
                                        President

                                 BILL OF SALE

      THIS BILL OF SALE (this "Bill of Sale") is executed on this 13th day of March, 1996, by Montgomery Village HWH Associates, a Maryland general partnership ("Seller"), and WRIT Limited Partnership, a Delaware limited partnership ("Purchaser").

     1. Real Property. The "Real Property" shall mean the real property located in Gaithersburg, Montgomery County, Maryland legally described in Exhibit A attached to this Bill of Sale, and known as Walker House Apartments.


      2. Personal Property. The "Personal Property" shall mean all furniture, furnishings, fixtures, equipment, tools and other tangible personal property of every kind and description owned by Seller and attached or appurtenant to, located on or used or useful in connection with the management, operation, maintenance and repair of the Real Property, including, but not limited to, Seller's inventory of spare and replacement parts, Seller's inventory of consumable supplies and the articles of personal property which are described in Exhibit B attached to this Bill of Sale.

      3. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser. Seller covenants and agrees to warrant and forever defend title to the Personal Property unto
Purchaser against all and every person or persons claiming through Seller. Except as set forth in the immediately preceding sentence, Seller makes no express or implied warranties or representations as to the Personal Property.

      IN WITNESS WHEREOF, Seller and Purchaser have executed this Bill of Sale the day and year first above written.

                            SELLER:

                            Montgomery Village HWH Associates

                            By: PaineWebber Growth Properties Two L.P.,
                                 General Partner

                            By: Second PW Growth Properties, Inc.,
                                 General Partner

                             By: /s/ Rock M. D'Errico
                             Name:  Rock M. D'Errico
                             Title:    Vice President

                            By:General American Real Estate & Development, Inc.,
                               General Partner

                                          By:/s/ Earl G. Glover
                                          Name:  Earl G. Glover
                                          Title:    President

                                 WALKER HOUSE APARTMENTS
                                 GAITHERSBURG, MARYLAND
                                    PURCHASE AND SALE
                                         3/13/96



   PURCHASER:                                    TITLE COMPANY:
   WRIT LIMITED PARTNERSHIP                     Chicago Title Insurance Company
                                                      Case No. 9588-30030
   SELLER:
   Montgomery Village HWH Associates

                              SELLER'S SETTLEMENT STATEMENT

  CONTRACT SALES PRICE                                           $10,650,000.00

CREDITS TO SELLER:

   TAXES & ASSESSMENTS:
   Real Estate Taxes                                    34,743.66
   South Village Homes Assessment                           14.40
   Montgomery Village Foundation Assessment                657.34

SERVICE CONTRACTS REIMBURSED BY/(REFUNDED TO) BUYER:
   Western Termite                                         186.10
   Solon (Income)                                         (858.06)

UTILITIES REIMBURSED BY BUYER:
   Oil      16,866 gals. @  $0.68427                    11,541.00
                                                      -----------

TOTAL CREDITS TO SELLER                                               46,284.44

CHARGES TO SELLER:
   1/2 TRANSFER & RECORDATION CHARGES:
   County Transfer Tax                                  53,250.00
   State Transfer Tax                                   26,625.00
   State Recordation Fee                                23,430.00

   EXISTING MORTGAGE PAYOFF:
     Mellon Mortgage/Fannie Mae                      5,010,817.48

   MORTGAGE RELEASE RECORDING FEE                          125.00 EST

   BROKERAGE COMMISSION:  Cassidy & Pinkard            106,500.00

   CAPITAL EXPENDITURES REIMBURSEMENT                   25,000.00

   MINIMUM RENT (3/13/96 thru 3/31/96)                  89,456.59

SERVICE CONTRACTS DISBURSED BY ESCROW AGENT:
   Boland Services                                         251.61
   Otis Elevator                                           280.75
   Metropolitan Termite                                     40.26
   Waste Management                                        449.03

   UTILITIES DISBURSED BY ESCROW AGENT:
     Washington Suburban Sanitary Commission
      (thru 3/8/96 reading)                            11,644.26

   UTILITIES REIMBURSED BY SELLER:
     Washington Suburban Sanitary Commission
     (3/8/96 thru 3/12/96)                             1,240.00 est

   TENANT SECURITY DEPOSITS                           65,336.00

   INTEREST DUE ON TENANT SECURITY DEPOSITS            7,997.23
                                                    -----------

TOTAL CHARGES TO SELLER                                          (5,422,443.21)
                                                                 -------------

NET DUE TO SELLER                                               $ 5,273,841.23
                                                                ==============

SELLER:                                   SELLER:
Montgomery Village HWH Associates         Montgomery Village HWH Associates
By: PaineWebber Growth Properties Two LP,  By:  Montgomery Village Limited
    General Partner                             Partnership
                                                General Partner

 By:  Second PW Growth Properties, Inc.        By:General American Real Estate
      General Partner                          and Development, Inc.
                                               General Partner

By:  /s/ Rock M. D'Errico  3/13/96        By:  /s/ Earl G. Glover   3/13/96
     Rock M. D'Errico, Vice President          Earl G. Glover, CEO

TITLE COMPANY:
  Chicago Title Insurance Company

By:  /s/ Craig A. Johnson
    Craig A. Johnson, Assistant Vice President

Title Company is signing this settlement statement solely to confirm its agreement to disburse funds in accordance herewith, subject to the attached General Conditions of Escrow